SUPPLEMENT DATED MARCH 8, 1999,
             TO SUPPLEMENTS DATED FEBRUARY 19, AND FEBRUARY 4, 1999,
                   OCTOBER 26, OCTOBER 13, AUGUST 17, JULY 16,
                   MAY 22, MAY 4, APRIL 3, APRIL 1, MARCH 23,
            FEBRUARY 25, AND JANUARY 21, 1998, AND DECEMBER 19, 1997,
                      TO PROSPECTUS DATED NOVEMBER 26, 1997

                             COSTCO COMPANIES, INC.

        The following table sets forth certain information as of March 8, 1999 as to the security ownership of persons not named as Selling Securityholders in the Prospectus or the Prospectus Supplements.

                                     Face Amount of Notes   Shares of Common
                                     Owned Prior to         Stock Owned Prior
 Selling Securityholder                Offering($)          to Offering 1

Colgate-Palmolive
  Company Retirement Trust                2,000,000               22,709
Golden Rule Insurance Company             2,000,000               22,709
Lehman Brothers Inc.                     10,100,000              114,680
Mark IV Industries, Inc.
  and Subsidiaries Master Trust           1,000,000               11,354
Morgan Stanley Dean Witter                  850,000                9,651
Mount Sinai School of Medicine            1,000,000               11,354
Pitney Bowes Retirement fund              2,400,000               27,250
Xerox Corporation and the Profit
  Sharing Joint Administrative            5,100,000               57,907
  Board
------------------------

1        Includes the Shares into which the Notes are convertible.


                The date of this Prospectus Supplement is March 8, 1999.